Exhibit 99.01

News

Media Contact:          Southern Company Media Relations
404-506-5333 or 1-866-506-5333
www.southerncompany.com

Investor Relations Contact:
Dan Tucker
404-506-5310
dstucker@southernco.com

                                July 25, 2012

Southern Company reports second quarter earnings;
 company encouraged by residential customer growth

ATLANTA -- Southern Company today reported second quarter 2012 earnings of $623 million, or 71 cents a share, compared with earnings of $604 million, or 71 cents a share, in the second quarter of 2011.

For the six months ended June 30, 2012, earnings were $991 million, or $1.14 a share, compared with $1.03 billion, or $1.20 a share, for the same period in 2011.

Earnings for the quarter and six months ended June 30, 2012, included 2 cents a share of insurance recovery related to the March 2009 settlement agreement with MC Asset Recovery, LLC (MCAR) to resolve a lawsuit arising out of the 2003 bankruptcy of Mirant Corp., a Southern Company subsidiary until its 2001 spinoff.

Excluding the impact of the MCAR insurance recovery, Southern Company earned 69 cents a share in the second quarter of 2012, compared with 71 cents a share for the second quarter of 2011. For the first six months of 2012, Southern Company earned $1.12 a share, excluding the impact of the MCAR insurance recovery, compared with $1.20 a share for the same period in 2011.

Second quarter 2012 revenues were $4.18 billion, compared with $4.52 billion for the second quarter of 2011, a 7.5 percent decrease.  Year-to-date 2012 revenues were $7.79 billion, compared with $8.53 billion for the same period a year ago, an 8.8 percent decrease.

Earnings were negatively affected by near-normal weather during the second quarter of 2012, as compared with an unusually warm second quarter in 2011. This effect was partially offset by other retail revenue effects in the company’s traditional business.

Southern Company Chairman, President and CEO Thomas A. Fanning pointed to strong residential customer growth as the latest indicator of a continuing economic recovery in the Southeast. “In the first six months of 2012, our traditional operating companies have already added 20,000 new residential customers -- more than we originally projected for the entire year,” said Fanning. “And with new economic development successes – representing more than 7,200 new jobs announced in just the last three months -- the future continues to look bright for our region.”

Kilowatt-hour sales to retail customers in the Southern Company system's four-state service area decreased 1.9 percent in the second quarter of 2012 compared with the second quarter of 2011. Residential and commercial energy sales – which were affected by warmer-than-normal weather in the second quarter of 2011 -- decreased 4.3 percent and 1.4 percent, respectively.  Industrial energy sales decreased 0.1 percent.

For the year to date, retail sales decreased 3.5 percent compared with the same period a year ago. Residential energy sales decreased 9.1 percent, commercial energy sales decreased 2.2 percent and industrial energy sales increased 0.9 percent.

Total energy sales to customers, including wholesale sales, decreased 3.0 percent in the second quarter of 2012 compared with the second quarter of 2011. For the year to date, total energy sales decreased 5.1 percent compared with the same period a year ago.

Southern Company’s financial analyst call will begin at 1 p.m. Eastern time today, during which Fanning and Chief Financial Officer Art P. Beattie will discuss earnings and provide a general business update. Investors, media and the public may listen to a live webcast of the call and view associated slides at http://investor.southerncompany.com/events.cfm. A replay of the webcast only will be available at the site for 12 months.

Southern Company has also posted on its website detailed financial information on its second quarter performance. These materials are available at www.southerncompany.com.

With 4.4 million customers and more than 43,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast. A leading U.S. producer of electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are below the national average. Southern Company also is continually ranked among the top utilities in Fortune’s annual World's Most Admired Electric and Gas Utility rankings. Visit our website at www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements:Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the economy, job creation and customer growth. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory changes, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water, coal combustion byproducts, and emissions of sulfur, nitrogen, carbon, soot, particulate matter, hazardous air pollutants, including mercury, and other substances, financial reform legislation, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries, including the pending Environmental Protection Agency civil actions against certain Southern Company subsidiaries, Federal Energy Regulatory Commission matters, and Internal Revenue Service and state tax audits; the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy and recovery from the recent recession, population and business growth (and declines), and the effects of energy conservation measures; available sources and costs of fuels; effects of inflation; ability to control costs and avoid cost overruns during the development and construction of facilities; investment performance of Southern Company’s employee benefit plans and nuclear decommissioning trust funds; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; regulatory approvals and actions related to the Plant Vogtle expansion, including Georgia Public Service Commission approvals, Nuclear Regulatory Commission actions, and potential U.S. Department of Energy loan guarantees; regulatory approvals and actions related to the Kemper County integrated coal gasification combined cycle facility, including Mississippi Public Service Commission approvals, potential U.S. Department of Energy loan guarantees, the South Mississippi Electric Power Association purchase decision, utilization of investment tax credits, and the outcome of any further proceedings regarding the Mississippi Public Service Commission’s issuance of the certificate of public convenience and necessity; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on Southern Company’s business resulting from terrorist incidents and the threat of terrorist incidents, including cyber intrusion; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings; the impacts of any potential U.S. credit rating downgrade or other sovereign financial issues, including impacts on interest rates, access to capital markets, impacts on currency exchange rates, counterparty performance, and the economy in general, as well as potential impacts on the availability or benefits of proposed U.S. Department of Energy loan guarantees; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as influenzas, or other similar occurrences; the direct or indirect effects on Southern Company’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company expressly disclaims any obligation to update any forward-looking information.

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